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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of

                        the Securities Exchange Act 1934

                        Date of Report: December 9, 2004

                                 PacificNet Inc.
                                 ---------------
               (Exact name of registrant as specified in charter)

                                    Delaware
                                    --------
                 (State or other jurisdiction of incorporation)

       000-24985                                          92-2118007
------------------------                       ---------------------------------
(Commission File Number)                       (IRS Employer Identification No.)


Unit 2710, Hong Kong Plaza, 188 Connaught Rd West, Hong Kong
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(Address of principal executive offices)                           (Zip Code)



Registrant's telephone number, including area code: : 011-852-2876-2900


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Item 1.01.  Entry into Material Definitive Agreement
                                                    -

         On December 9, 2004, the Registrant entered into a definitive purchase agreement for the sale of an aggregate of 1,000,000 shares of common stock to institutional investors for aggregate gross proceeds of $7.5 million, and the issuance of warrants to purchase up to 350,000 shares of common stock at $12.21 per share. The warrants are exercisable for a period of five years.

         The Registrant has agreed to file a registration statement covering the resale of the shares and the shares underlying the warrants, under the Securities Act of 1933, as amended, no later than December 31, 2004.

         Reference is made to the related press release filed as Exhibit 20.1 hereto, which is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

(c)      Exhibits

20.1   Press Release dated December 9, 2004

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SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        PACIFICNET INC.

                                        By: /s/ Victor Tong
                                            -------------------------------
                                            Name:  Victor Tong
                                            Title: President
Dated: December 10, 2004